United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition

On November 14, 2006, the Company issued an earnings press release announcing financial results for the three and nine months ended September 30, 2006. The full text of the earnings press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this Form 8-K and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 14, 2006, the Company issued a press release announcing the signing of a stock purchase agreement for the purchase of all the outstanding capital stock of Twincraft, Inc., a Vermont corporation, which is a private-label manufacturer of specialty bar soap focused on the health and beauty, amenities, mass and direct marketing channels.

The information furnished pursuant to Item 8.01 of this Form 8-K and in the accompanying Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following Exhibits are hereby furnished as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press release dated November 14, 2006, with respect to the Company’s financial results for the three and nine months ended September 30, 2006 (furnished only).

99.2	Press release dated November 14, 2006, re Twincraft, Inc. (furnished only).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 14, 2006	Langer, Inc.

	By:	/s/ W. Gray Hudkins
W. Gray Hudkins President and Chief Executive Officer

Exhibit Index

Number	Exhibit

99.1	Press release dated November 14, 2006 with respect to the Company’s financial results for the three and nine months ended September 30, 2006 (furnished only).

99.2	Press release dated November 14, 2006, re Twincraft, Inc. (furnished only).